As filed with the Securities and Exchange Commission on February 9, 2016	Registration No.333-194076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RUBICON MINERALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

British Columbia	1000	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

44 Victoria Street, Suite 400, Toronto, Ontario, M5C 1Y2, Canada, (416) 238-7939
(Address and telephone number of Registrant’s principal executive offices)

DL Services Inc., 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104, (206) 903-8800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:
Randal R. Jones
Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
(206) 903-8800

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check appropriate box below):

	1.	☐	Pursuant to Rule 467(b) on [_____], 2016 at [5:00 p.m., New York City time].

	2.	☐
Pursuant to Rule 467(b) on  ___________(date) at _______ (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on  ____________ (date).

	3.	☐
Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Form F-10 Registration Statement, as amended (File No. 333-194076) (the “Registration Statement”) of Rubicon Minerals Corporation (“Rubicon”) filed on February 21, 2014, amended on March 4, 2014 and declared effective by the United States Securities and Exchange Commission (the “Commission”) on March 4, 2014 pertaining to the issuance and sale, from time to time, of up to 37,145,000 common shares of Rubicon to be offered, from time to time, upon the exercise of 37,145,000 warrants of Rubicon and such indeterminate number of additional common shares of Rubicon issuable by reason of anti-dilution provisions contained in a warrant indenture entered into by Rubicon and Computershare Trust Company of Canada (collectively, the “Securities”).

Rubicon is filing this Post-Effective Amendment No. 1 to the Registration Statement (“Post-Effective Amendment No. 1”) to terminate the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No 1, any and all of the Securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on February 8, 2016.

RUBICON MINERALS CORPORATION

By:	/s/ Nicholas Nikolakakis
Nicholas Nikolakakis
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Interim President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2016, 2016
Michael D. Winship

/s/ NICHOLAS NIKOLAKAKIS Nicholas Nikolakakis	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 8, 2016, 2016

* Julian Kemp	Director	February 8, 2016, 2016

* Peter Rowlandson	Director	February 8, 2016, 2016

* Bruce A. Thomas	Director	February 8, 2016, 2016

*By: /s/ NICHOLAS NIKOLAKAKIS Nicholas Nikolakakis	Attorney-in-fact	February 8, 2016, 2016

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Rubicon Minerals Corporation in the United States, on this 8th day of February, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director